UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 7, 2019

Capital Senior Living Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13445	75-2678809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway
Suite 300
Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

(972) 770-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2019, the Board of Directors (the “Board”) of Capital Senior Living Corporation (the “Company”) appointed Kimberly S. Lody as the Company’s President and Chief Executive Officer, effective immediately. Ms. Lody, a director of the Company since 2014, will continue to serve as a member of the Board and succeeds Lawrence A. Cohen who retired as the Company’s Vice Chairman of the Board and Chief Executive Officer, effective January 1, 2019.

Ms. Lody, age 53, has more than 25 years of expertise in multi-site health care marketing, sales and operational management. Most recently, since 2011 Ms. Lody served as the President of GN Hearing North America, part of the medical device division of the GN Group, a global leader in intelligent audio solutions for medical, professional and consumer markets. Prior to joining GN Hearing North America, Ms. Lody served as VP of Marketing, and then President, of Chronic Care, the U.S. subsidiary of Coloplast, a global medical device manufacturer based in Denmark, from 2009 to 2011. From 2004 to 2009, she served as an independent consultant, providing interim leadership and revenue enhancement programs to companies in healthcare, consumer products, automotive and insurance services. During her career, Ms. Lody also served as Chief Operating Officer of Senior Home Care from 2003 to 2004, Chief Marketing Officer of Gentiva Health Services from 1997 to 2003, and VP of Managed Care Programs for Apria Healthcare from 1994 to 1997. Ms. Lody has received several awards during her career, including the 2018 “Women in Business” award from the Twin Cities Business Journal in Minneapolis and the 2017 Diploma of the Danish Export Association and His Royal Highness Prince Henrik’s Medal of Honor from Denmark. Ms. Lody holds a bachelor’s degree in Business Administration from Hiram College in Ohio and an MBA with a concentration in finance from Wake Forest University.

In connection with Ms. Lody’s appointment as the Company’s President and Chief Executive Officer, Ms. Lody and the Company entered into an employment agreement (the “Employment Agreement”), dated as of January 7, 2019 (the “Effective Date”). Pursuant to the Employment Agreement, Ms. Lody will serve as the President and Chief Executive Officer of the Company from the Effective Date until December 31, 2021, unless terminated earlier pursuant to the termination provisions therein (such period, the “Employment Period”). The Employment Period will automatically renew for additional one year periods in the event that Ms. Lody or the Company does not provide written notice to the other party of their intent not to renew the term at least 30 days prior to the expiration of the then-current term. The Employment Agreement provides that the Board will nominate Ms. Lody for reelection to the Board at the expiration of each term of office, and that Ms. Lody will serve as a member of the Board for each period for which she is so elected.

Under the Employment Agreement, Ms. Lody will receive an annual base salary (“Base Salary”) of not less than $725,000 and will be eligible to receive an annual performance bonus (the “Annual Bonus”) targeted at 110% of Ms. Lody’s Base Salary (the “Target Bonus”); provided, that (i) for the year ending December 31, 2019, Ms. Lody will receive an Annual Bonus equal to at least 50% of the full Target Bonus, and (ii) the Target Bonus may be increased from time to time by the Board or the Compensation Committee of the Board (the “Compensation Committee”). Ms. Lody will also receive a signing bonus of $1,000,000, which Ms. Lody will be obligated to return to the Company in the event she voluntarily terminates her employment as the Company’s President and Chief Executive Officer (in the absence of “Good Reason” (as defined in the Employment Agreement)) or such employment is terminated by the Company for “Cause” (as defined in the Employment Agreement), in each case, prior to the first anniversary of the Effective Date. In addition, Ms. Lody will be eligible to participate in all health, retirement, Company-paid insurance, sick leave, disability, expense reimbursement and other benefit programs, if any, which the Company makes available to its senior executives.

Pursuant to the Employment Agreement, beginning with fiscal year 2020, Ms. Lody will be eligible to receive equity awards under the Company’s annual equity incentive award program in effect for the Company’s other senior executives, as determined by the Compensation Committee. In addition, as an inducement to Ms. Lody’s employment with the Company as its President and Chief Executive Officer, Ms. Lody will receive the following inducement equity awards: (i) a non-qualified stock option (“NSO”) to purchase a number of shares of the Company’s common stock equal to $1,000,000 divided by the Conversion Price (as defined below) with a ten-year term, which NSO is scheduled to vest in installments of 33%, 33% and 34% on the first, second, and third anniversaries of the grant date, respectively; (ii) a targeted number of shares of performance-based restricted stock (the “Performance Shares”) equal to $1,000,000 divided by the Conversion Price, the vesting of which is subject to the satisfaction of certain performance conditions related to the trading price of the Company’s common stock during the three-year period following the grant date; and (iii) a number of shares of time-based restricted stock (the “Restricted Shares”) equal to $500,000 divided by the Conversion Price, which are scheduled to vest in installments of 33%, 33% and 34% on the first, second, and third anniversaries of the grant date, respectively. For purposes of determining the number of shares underlying such equity awards, “Conversion Price” means the volume weighted average selling price of a share of the Company’s common stock for the ten trading days immediately prior to the Effective Date. The NSO, Performance Shares and Restricted Shares are subject to the vesting, forfeiture and other provisions set forth in the applicable award agreements governing such awards, copies of which are filed herewith as Exhibits 10.2, 10.3 and 10.4, respectively, and incorporated by reference herein.

In the event that Ms. Lody’s employment is terminated due to death or disability, Ms. Lody will be entitled to receive (i) payment for all accrued but unpaid Base Salary as of the date of termination, (ii) reimbursement for reasonable and necessary business expenses incurred through the date of termination, (iii) any earned benefits under the Company’s employee benefit plans (collectively, the items in (i), (ii) and (iii) above, the “Accrued Obligations”), and (iv) any unpaid annual incentive bonuses. In the event that Ms. Lody’s employment is terminated by the Company for Cause or by Ms. Lody without Good Reason, Ms. Lody will only be entitled to receive the Accrued Obligations.

In the event Ms. Lody’s employment is terminated by the Company without Cause or by Ms. Lody for Good Reason, in each case, prior to or more than 12 months following a Change in Control (as defined in the Employment Agreement), Ms. Lody will be entitled to receive (i) the Accrued Obligations, (ii) a separation allowance, payable in equal installments over an 18 month period, equal to 1.5 times the sum of Ms. Lody’s then Base Salary and then Target Bonus, (iii) any annual incentive bonuses earned but not yet paid, (iv) a pro-rated annual incentive bonus for the fiscal year in which employment termination occurs (based on actual performance achieved for such fiscal year), (v) medical, dental, disability and life insurance coverage until the earlier of 18 months after the date of termination or the date Ms. Lody becomes eligible to be covered by comparable benefits by another employer, and (vi) the accelerated vesting of a portion of any unvested stock option or restricted stock unit granted to Ms. Lody as an inducement award pursuant to her Employment Agreement (based on the number of shares that would have vested per the applicable award agreement as of the one year anniversary of the termination date had Ms. Lody remained continuously employed by the Company through such date).

In the event Ms. Lody’s employment is terminated by the Company without Cause or by Ms. Lody for Good Reason, in each case, within 12 months following a Change in Control (as defined in the Employment Agreement), Ms. Lody will be entitled to receive (i) the Accrued Obligations, (ii) a lump sum separation allowance equal to 2.5 times the sum of Ms. Lody’s then Base Salary and then Target Bonus, (iii) any annual incentive bonuses earned but not yet paid, (iv) a pro-rated annual incentive bonus for the fiscal year in which employment termination occurs (based on actual performance achieved for such fiscal year), and (v) medical, dental, disability and life insurance coverage until the earlier of 24 months after the date of termination or the date Ms. Lody becomes eligible to be covered by comparable benefits by another employer.

The Employment Agreement also contains non-solicitation, non-competition and confidentiality covenants on behalf of Ms. Lody in favor of the Company.

There are no arrangements or understandings between Ms. Lody and any other person pursuant to which Ms. Lody was selected as an officer of the Company. There are no family relationships between Ms. Lody and any director or executive officer, or person nominated or chosen by the Company to become a director or executive officer, of the Company. There are no transactions between Ms. Lody and the Company that would be reportable under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 8, 2019, the Company issued a press release announcing the appointment of Ms. Lody as the Company’s President and Chief Executive Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated as of January 7, 2019, by and between Capital Senior Living Corporation and Kimberly S. Lody

10.2	Nonqualified Stock Option Agreement

10.3	Performance Award Agreement

10.4	Restricted Stock Award Agreement

99.1*	Press Release, dated January 8, 2019

*	This exhibit to this Current Report on Form 8-K is not being filed but is being furnished pursuant to Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2019	Capital Senior Living Corporation

	By:	/s/ Carey P. Hendrickson
	Name:	Carey P. Hendrickson
	Title:	Senior Vice President and
Chief Financial Officer